Exhibit 8.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, GA 30309-3521 Tel: +1 404 572 4600 Fax: +1 404 572 5100 www.kslaw.com

October 1, 2025

Curbline Properties Corp.

320 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

We have acted as United States federal income tax counsel for Curbline Properties Corp., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 dated October 1¸ 2025 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the offering from time to time of (1) shares of common stock, par value $0.01 per share, of the Company, (2) shares of preferred stock, par value $.01 per share, of the Company, (3) depositary shares representing preferred stock of the Company, and (4) warrants for the purchase of shares of common stock of the Company, preferred stock of the Company, or depositary shares of the Company. This opinion is being rendered at the request of the Company and relates to certain U.S. federal income tax matters.

FACTS AND ASSUMPTIONS RELIED UPON

In rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including (but not limited to) (1) the analyses of qualifying income and assets prepared by the Company, (2) stock ownership information provided by the Company, and (3) the Registration Statement. In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies or facsimile copies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. The opinions set forth in this letter also are premised on certain additional information and representations obtained through consultation with officers of the Company, including those contained in the Officer’s Certificate delivered to us on or about the date hereof (the “Curbline Officer’s Certificate”) regarding certain facts and other matters (including among other things, representations as to the Company’s stock ownership, assets, acquisitions, revenues, and distributions) as are germane to the determination that the Company has been and will be owned and operated in such a manner that the Company has and will continue to satisfy the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). We have assumed, with your consent, that the representations set forth in the Curbline Officer’s Certificate are true, accurate, and

Curbline Properties Corp.

October 1, 2025

complete as of the date hereof, and that any representation made in any of the documents referred to therein “to the knowledge and belief” of any person (or with similar qualification) is true and correct without such qualification. While we have discussed such representations with representatives of the Company, we have not conducted an independent investigation or audit of such representations.

We have also received an Officer’s Certificate, dated on or about the date hereof, (the “SITE Officer’s Certificate”) from SITE Centers Corp., an Ohio corporation (“SITE”) regarding certain facts and other matters as are germane to the determination that SITE has satisfied the requirements for qualification as a REIT under the Code for all taxable years beginning with its taxable year ended December 31, 2009 through and including the taxable year ended December 31, 2024. We have assumed, with SITE’s consent, that the representations set forth in the SITE Officer’s Certificate are true, accurate, and complete as of the date hereof, and that any representation made in any of the documents referred to therein “to the knowledge and belief” of any person (or with similar qualification) is true and correct without such qualification. We have not conducted an independent investigation of SITE’s status as a REIT, and are assuming for purposes of this opinion that SITE has qualified as a REIT for all relevant taxable years during which SITE’s status as a REIT could impact the ability of the Company to qualify as a REIT.

OPINION

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(i)

The Company was organized and has operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (“REIT”) under the Code, for the taxable year beginning October 1, 2024, and ended December 31, 2024, and its current organization and current method of operation will enable it to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2025, and future taxable years.

(ii)

The discussion set forth in the Registration Statement, under the caption “Certain Material U.S. Federal Income Tax Considerations,” insofar as such discussion purports to summarize matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes an accurate summary of the matters set forth therein in all material respects, subject to the limitations and qualifications stated in such discussion.

The opinion expressed herein is based upon the current provisions of the Code, the U.S. Treasury regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service (the “IRS”), and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinion rendered herein and the tax consequences to the Company and the investors in the securities thereof. In addition, as noted above, our opinion is based solely on the documents that we have examined and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents is, or later becomes, inaccurate

Curbline Properties Corp.

October 1, 2025

or if any of the representations made to us is, or later becomes, inaccurate. We are not aware, however, of any facts or circumstances contrary to or inconsistent with the information, assumptions, and representations upon which we have relied for purposes of this opinion. Our opinion is not binding on the IRS or any court. Accordingly, no complete assurance can be given that the IRS will not challenge our opinion or that a court will not agree with the IRS.

Our opinion is limited to the tax matters specifically covered thereby. We have not been asked to address, nor have we addressed, any other tax consequences of an investment in the securities of the Company. We have not undertaken to review the Company’s compliance with the REIT requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to stockholders and the diversity of its share ownership in any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. Finally, our opinion does not preclude the possibility that the Company may have to utilize one or more of the various “savings provisions” under the Code that would permit the Company to cure certain violations of the requirements for qualification and taxation as a REIT.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect this opinion.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ King & Spalding LLP